Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-258608) on Form S-3 and (Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 333-17549, 33-63061, 333-00997, 333-162180, 333-162137, 333-162136, and 333-199109) on Form S-8 of our report dated July 13, 2023, with respect to the consolidated financial statements of Conagra Brands, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Omaha, Nebraska

July 13, 2023